EXHIBIT 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-26739, 33-58302, and No. 333-68732) of Oregon Steel Mills, Inc. of our report dated March 22, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




/s/PRICE WATERHOUSE LLP


Portland, Oregon
March 26, 2002